INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No.'s 33-70050 and 33-80985 of Aldila, Inc. on Form S-8 of our report dated February 4, 1998, incorporated by reference in this Annual Report on Form 10-K of Aldila, Inc. for the year ended December 31, 1997.



Deloitte & Touche LLP
March 25, 1998

San Diego, California





                                   Exhibit 23.1


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